UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 13, 2025

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-00123	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway,	Louisville,	Kentucky	40210
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock (voting), $0.15 par value	BFA	New York Stock Exchange
Class B Common Stock (nonvoting), $0.15 par value	BFB	New York Stock Exchange
1.200% Notes due 2026	BF26	New York Stock Exchange
2.600% Notes due 2028	BF28	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities

On January 13, 2025, the Board of Directors of Brown-Forman Corporation (the “Company”) approved a plan to reduce the Company’s structural cost base and realign resources toward future sources of growth. The more efficient corporate cost structure will allow increased investment in the Company’s Make It A Double growth ambition (the “Plan”).

In addition to driving greater strategic alignment, through this effort, the Company has identified opportunities to deliver approximately $70 to $80 million in annualized cost savings, which will include streamlining the organization, optimizing its cost of sales, increasing the use of technology and leveraging scale to drive greater efficiency. A portion of these savings will be reinvested in the business to accelerate growth. In connection with the Plan, the Company expects to reduce its worldwide headcount by approximately 12% and to close its Louisville, Kentucky cooperage facility. The Plan is expected to be substantially implemented in fiscal 2025 with the remainder expected to be completed by the end of fiscal 2026.

In connection with the Plan, the Company expects to incur aggregate charges of approximately $60 to $70 million consisting primarily of employee severance and other one-time costs related to employee benefits (approximately $27 to $32 million), and one-time costs related to the cooperage facility closure (approximately $22 to $27 million), as well as other miscellaneous one-time costs in connection with the Plan. The Company expects that the charges will primarily be cash expenditures and that the Company will recognize a majority of these charges in fiscal 2025.

The foregoing disclosure contains statements, estimates and projections that are “forward-looking statements” as defined under U.S. federal securities laws. These forward-looking statements include the size and scope of the Plan, and the approximate amount and expected timing of the related cost savings and charges. By their nature, forward-looking statements involve risks, uncertainties and other factors (many beyond the Company’s control) that could cause the actual results to differ materially from the Company’s current expectations or projections. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including the Company’s ability to achieve the benefits of the Plan and possible changes in the size and timing of the related cost savings and charges, including as a result of local law requirements in various jurisdictions and additional costs due to unanticipated events. For information regarding other factors that could cause the Company’s results to vary from expectations, please refer to the Company’s public filings, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, the Company does not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: January 14, 2025	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Executive Vice President, General Counsel and Corporate Secretary